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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Delano Technology Corporation:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38602) pertaining to the Delano Technology Corporation Stock Option Plan and Registration Statement (Form S-8 No. 333-38726) pertaining to the Delano Technology Corporation Employee Stock Purchase Program of our report dated March 1, 2000, with respect to the financial statements of Digital Archaeology Corporation for the years ended December 31, 1999 and 1998, included in its Current Report on Form 8-K dated December 28, 2000 filed with the Securities and Exchange Commission.


                                                      /s/      Ernst & Young LLP

Kansas City, Missouri
December 26, 2000